As filed with the Securities and Exchange Commission on July 28, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 13, 2004

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)

Issuer's telephone number: (619) 881-2800

Item 4 Changes in Registrant's Certifying Accountant

On July 13, 2004, the audit committee of Royale Energy, Inc., terminated the company's independent auditor, Brown Armstrong. At the time of termination, there were no disagreements between the company and Brown Armstrong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Brown Armstrong's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Brown Armstrong reported on the company's financial statements for the fiscal years from 1994 through 2003.

During the Company's most recent two fiscal years and from January 1, 2004 through July 13, 2004, there were no disagreements with Brown Armstrong on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Brown Armstrong, would have caused Brown Armstrong to make reference to the subject matter of the disagreements in connection with its report.

On July 27, 2004, the Company engaged Sprouse & Anderson, LLP, to audit its financial statements for the fiscal year ended December 31, 2004. The engagement was approved by the Company's audit committee.

Item 7 Financial Statements, Pro Form Financial Information and Exhibits

Exhibits

16.1 Letter on change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: July 28, 2004	/s/ Donald H. Hosmer
Donald H. Hosmer, President